Exhibit 99.1

FOR IMMEDIATE RELEASE

ascend telecom HOLDINGS Limited REports first quarter financial results

New York, NY – September 8, 2015 – ROI Acquisition Corp. II (“ROI”) (NASDAQ:ROIQ; ROIQW; ROIQU) and Ascend Telecom Holdings Limited (“Ascend Holdings”) today announced that Ascend Holdings reported certain preliminary financial results for the quarter ended June 30, 2015, which is the first quarter of its fiscal year ending March 31, 2016.  As previously announced, ROI has entered into a merger agreement for a business combination with Ascend Holdings and Ascend Telecom Infrastructure Private Limited, an independent owner and provider of passive telecommunications infrastructure on a shared, multi-tenancy basis for wireless telecommunications operators in India (“Ascend India”).

First Quarter Highlights (unaudited)

•	Total revenue from operations increased 9.0% to INR 1,173.0 million for the three months ended June 30, 2015 compared to INR 1,075.7 million for the three months ended June 30, 2014. Of this revenue, revenue attributable to rent and infrastructure support services increased 18.3%, from INR 636.3 million for the three months ended June 30, 2014 to INR 752.6 million for the three months ended June 30, 2015. Declining energy prices (together with improved power efficiency at certain towers) resulted in a 4.3% decrease in revenue attributable to recovery of power and fuel (from INR 439.4 million to INR 420.4 million) and under the terms of Ascend India’s agreements with its customers, fluctuations in underlying energy rates are generally passed through to customers.

•	EBITDA, a non-IFRS measure, increased 19.7% to INR 441.4 million for the three months ended June 30, 2015, compared to INR 368.6 million for the prior year period. A reconciliation of EBITDA to total revenue is provided below.

•	Cash and cash equivalents decreased to INR 406.8 million as of June 30, 2015, from INR 726.3 million as of June 30, 2014, and total debt increased to INR 7,889 million as of June 30, 2015, from INR 7,736 million as of June 30, 2014.

•	From June 30, 2014 to June 30, 2015, Ascend India’s number of towers increased 12.6% from 4,367 to 4,924 and tenancies increased 19.2%, from 7,570 to 9,020, respectively. Overall tenancy ratio improved from 1.73x as of June 30, 2014 to 1.83x as of June 30, 2015.

The financial results presented herein are presented on a predecessor basis, as described in more detail in the proxy statement/prospectus included in the Registration Statement (as defined below).

Preliminary Results

The first quarter 2016 financial results reported above are preliminary, unaudited and subject to completion, reflect management’s estimates based solely upon information available to it as of the date of this press release and are not a comprehensive statement of the financial results of the accounting predecessor of Ascend Holdings (“Predecessor Ascend”) for the quarters ended June 30, 2015 and 2014. Neither Ascend Holdings nor Ascend India have previously prepared quarterly financial statements and these preliminary results are subject to the closing of the accounts for the three month periods ended June 30, 2014 and 2015 and finalization of Ascend Holdings’ accounting procedures (which have yet to be completed) for such periods and should not be viewed as a substitute for quarterly financial statements prepared in accordance with IFRS. Ascend Holdings’ independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. As a result, there is a possibility that Predecessor Ascend’s financial results for the quarters ended June 30, 2014 and 2015 could vary from these preliminary results. Therefore, ROI and Ascend Holdings caution the reader that such preliminary financial results are forward-looking statements and are not guarantees of future performance or outcomes, and that actual results may differ materially. In addition to the completion of Ascend Holdings’ financial closing procedures, factors that could cause actual results to differ from those described above are set forth below under “Forward-Looking Statements” and under “Risk Factors” in the Registration Statement on Form F-4 (file no. 333-205872) filed by Ascend Holdings in connection with the proposed business combination (the “Registration Statement”). Accordingly, readers should not place undue reliance upon this preliminary information and are encouraged to read this information together with Predecessor Ascend’s financial statements and the related notes and “Predecessor Ascend Management's Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in the Registration Statement.

Non-IFRS Financial Measures

EBITDA, as reconciled below, is a non-IFRS financial measure. This presentation, together with the comparable IFRS measure, reflects one of the key metrics used by Ascend India to assess its operating performance. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS. Non-IFRS financial measures as reported by Ascend India may not be comparable to similarly titled amounts reported by other companies.

Reconciliation of EBITDA to Total Revenues

	Three months ended June 30,
	2015 (unaudited)	2014 (unaudited)
Total Revenue	1,172,954,032	1,075,706,847
Total Expenses	1,298,096,682	1,235,622,263
Other Income	1,315,590	208,004
Finance Income	1,573,333	25,448,181
Loss before tax	(122,253,727)	(134,259,231)
Tax expense	-	-
Loss for the quarter	(122,253,727)	(134,259,231)
Tax expense	-	-
Interest expense	314,038,442	258,895,435
Depreciation, impairment and amortization expense	249,571,144	244,000,961
EBITDA	441,355,859	368,637,166

About ROI Acquisition Corp. II

ROI is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving ROI and one or more businesses. ROI is a Delaware corporation formed in 2013. Its securities are traded on NASDAQ under the ticker symbols ROIQ, ROIQW and ROIQU.

ADDITIONAL INFORMATION ABOUT THE EXTENSION AND BUSINESS COMBINATION AND WHERE TO FIND IT

In connection with the proposed business combination (“Business Combination”), Ascend Holdings, a newly formed Cayman Islands holding company which, following the Business Combination, will be the indirect parent of Ascend India, filed the Registration Statement with the SEC which includes the related preliminary proxy statement/prospectus (the “proxy statement/prospectus”), that is both the proxy statement to be distributed to holders of ROI’s common stock and public warrants in connection with the solicitation by ROI of proxies for the vote by the stockholders on the Business Combination and the vote by the warrantholders on a proposed amendment to the warrant agreement governing ROI’s outstanding warrants, as well as the prospectus covering the registration of the proposed issuance of ordinary shares to be issued in the Business Combination and pursuant to the warrant amendment proposal. In addition, ROI has filed a definitive proxy statement to be used at its special meeting of stockholders to approve an extension of time in which ROI must complete a business combination or liquidate the trust account that holds the proceeds of ROI’s initial public offering (the “Extension”). ROI has mailed the definitive proxy statement to its stockholders of record as of August 21, 2015 in connection with the Extension and will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and warrantholders, as applicable, for the special meetings related to the Business Combination and warrant agreement amendment. ROI’s stockholders and warrantholders and other interested persons are advised to read the definitive proxy statement in connection with the Extension and the preliminary proxy statement/prospectus included in the Registration Statement, and amendments thereto, and the definitive proxy statement/prospectus for the Business Combination and warrant agreement amendment, when available, because these documents will contain important information about the Extension, Ascend Holdings, Ascend India, ROI, the proposed Business Combination and the proposed warrant agreement amendment. The definitive proxy statement/prospectus for the proposed Business Combination and warrant agreement amendment will be mailed to stockholders and warrantholders of ROI, as applicable, as of a record date to be established for the special meetings of stockholders and warrantholders. Stockholders and warrantholders, as applicable, will also be able to obtain copies of the proxy statement for the Extension and the Registration Statement which includes the proxy statement/prospectus, without charge, once publicly filed and available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: ROI Acquisition Corp. II, 601 Lexington Avenue, 51st Floor, New York, New York 10022, tel. (212) 825-0400, Attention: Joseph A. De Perio.

PARTICIPANTS IN THE SOLICITATION

ROI and its directors and officers may be deemed participants in the solicitation of proxies to ROI’s stockholders with respect to the Extension and the proposed Business Combination. A list of the names of those directors and officers and a description of their interests in ROI is contained in ROI’s prospectus dated September 16, 2013, which was filed with the SEC on September 18, 2013, and will also be contained in the definitive proxy statement for the proposed Business Combination when available.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters and includes statements regarding expected future financial and operating performance. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of ROI, Ascend Holdings, Ascend India and the combined company after completion of the proposed business combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination transaction; the outcome of any legal proceedings that may be instituted against ROI, Ascend Holdings, Ascend India or others following announcement of the Business Combination and transactions contemplated therein; the inability to complete the transactions contemplated by the merger agreement related to the Business Combination due to the failure to obtain approval of the stockholders of ROI or other conditions to closing in the merger agreement;  the ability to meet Nasdaq’s listing standards following the Business Combination;  the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees;  costs related to the proposed Business Combination; changes in applicable laws or regulations;  the possibility that Ascend India may be adversely affected by other economic, business, and/or competitive factors; the failure to obtain stockholder approval of the Extension; and  other risks and uncertainties indicated in the Registration Statement, including those under “Risk Factors” therein, and other filings with the SEC by ROI. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and ROI, Ascend India and Ascend Holdings undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

Sloane & Company

Erica Bartsch

212-446-1875

ROI Acquisition Corp. II

Joseph A. De Perio

212-825-0400